                                                                 EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial and Operating Data" and "Experts" in the Registration Statement on Form S-4 of IDT Corporation for the registration of $100,000,000 8 3/4% Senior Notes due 2006 and to the incorporation by reference therein of our report dated September 25, 1997 with respect to the consolidated financial statements and schedule of IDT Corporation included in its Annual Report (Form 10-K) for the year ended July 31, 1997, filed with the Securities and Exchange Commission.

                                      /s/ ERNST & YOUNG LLP


New York, New York
April 15, 1998